UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 1, 2013

CIMETRIX INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File No. 000-16454

Nevada	87-0439107
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6979 South High Tech Drive
Salt Lake City, Utah  84047-3757
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (801) 256-6500

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cimetrix Incorporated (the “Company”) and Silicon Valley Bank (the “Bank”) previously entered into a Loan and Security Agreement, effective as of September 27, 2011, (the “Facility Agreement”). On September 26, 2012, the Company and the Bank entered into a First Amendment to the Facility Agreement (the “First Amendment”), which extended the maturity date of the Agreement to September 25, 2013. On October 1, 2013, the Company and the Bank entered into a Second Amendment to the Facility Agreement (“Second Amendment”), which extends the maturity date of the Agreement to September 24, 2014.

Line of credit advances are available to the Company in accordance with a defined “Availability Amount”, based in part on qualifying accounts receivable, up to a maximum of $1 million. The line of credit bears interest at the prime rate plus .75%, payable monthly. The line of credit is collateralized by substantially all operating assets of the Company. Interest payments are payable on the first day of each month with all principal advances payable on the maturity date of the line of credit.

Under the Facility Agreement, the Company is required to comply with the following financial covenants:

•	Maintain a ratio of quick assets to current liabilities minus deferred revenue of at least: 1.50 to 1.00
•
Maintain a tangible net worth equal to or greater than the sum of (a) $2,000,000, plus (b) for each successive quarter, commencing as of the quarter ending December 31, 2013, (i) 50% of net proceeds received by Company in the preceding quarter from bona-fide issuances of new equity or bridge financing which constitutes “subordinated debt” and (ii) 50% of net income.

The Facility Agreement  also contains numerous negative covenants restricting certain actions by the Company without the bank’s consent, such as are typically included in similar loan agreements, including restrictions on the payment of dividends, restrictions on incurring additional debt, prohibitions restricting major corporation transactions, including a sale of the business, and a requirement that the Company retain certain key employees.

As of October 1, 2013, the Company had no borrowings against the Facility Agreement and was in compliance with all covenants.

 ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Silicon Valley Bank Second Amendment To Loan and Security Agreement, effective as of October 1, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2013                                                                                                    CIMETRIX INCORPORATED

                         By: /s/ Robert H. Reback
                                                     Robert H. Reback
                             President and Chief Executive Officer
                                        (Principal Executive Officer)

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